UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2010

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2010, Dr. James Sabry tendered his resignation from the Board of Directors ("the Board") of Cytokinetics, Incorporated (the "Company") as a Class I Director, with such resignation effective on March 15, 2010. Dr. Sabry is resigning in order to assume an operational role at a pharmaceutical company and not the result of any disagreement with the Company. Dr. Sabry will remain a consultant to the Company and a member of its Scientific Advisory Board under his agreement dated April 1, 2008. Following Dr. Sabry’s resignation, the Board elected L. Patrick Gage, Ph.D. as the Chairman of the Board.

In addition, with the election of Dr. Gage, an independent director, as Chairman, the Board approved the elimination of the Lead-Outside Director role, as the need for an independent lead outside director no longer exists.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
----------------------------------
99.1 Press Release, dated March 16, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

March 16, 2010	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 16, 2010